Source: Davi Luxury Brand Group, Inc.

Davi Luxury Brand Group, Inc. announces name change and new ticker symbol

January 25, 2011--Beverly Hills, Calif. - Davi Luxury Brand Group, Inc. (OTCBB: MDAV, formerly OTCBB: DAFX), formerly Dafoe Corp., today announced it has officially changed its name to Davi Luxury Brand Group, Inc.. The name change more accurately reflects the Company's new business as a manufacturer and distributor of "DAVI" branded luxury skin care products.

In conjunction with the official name change, the Company also began trading under its new ticker symbol: MDAV.

"Our core business and skin care products are closely tied to the 'Davi' name," said Parrish Medley, President and Chief Executive Officer of Davi Luxury Brand Group, Inc. "Officially changing our name and acquiring a new trading symbol were the first of many steps we're taking to secure Davi as a leading brand of luxury skin care products."

The change in the Company's name and ticker symbol was effected in connection with a previously announced purchase agreement by this company (formerly Dafoe Corp.) of the “Davi” and “Davi Skin” trademarks, trade names, logos and website addresses.

About Davi Luxury Brand Group, Inc.

Davi Luxury Brand Group Inc develops and markets luxury skin care products founded by Carlo Mondavi grandson of American Icon Robert Mondavi using the antioxidants found in wine and grapes. Planting techniques at select vineyards that we plan to utilize exclusively, produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield higher concentrations of minerals, vitamins, and nutrients than grapes from other vineyards. The minerals, vitamins and nutrients are found in a by-product of the wine making process called the pomace. Additionally, the uniquely long maceration process to which these grapes are subjected, yield polyphenols in relatively high quantity. Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastin fibers and prevent the destruction of hyaluronic acid in the skin. Management believes that the use of this pomace will allow for the creation of skin crèmes that can help fight the natural aging process of the skin.

For more information, visit: http://www.daviskin.com.

Safe Harbor Cautionary Statement

Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: the company's successful development and  implementation of the new products and services, demand for the new products and services, the company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Davi Luxury Brand Group, Inc. assumes no obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwise.

Contact: President

Name: Parrish Medley

Phone: (310) 402-3177

E-mail parrishmedley@daviskin.com